Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
lpkromidas@olin.com

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares 333rd Consecutive Quarterly Dividend

CLAYTON, MO, January 22, 2010 – Today Olin Corporation’s (NYSE: OLN) Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock.  The dividend is payable on March 10, 2010 to shareholders of record at the close of business on February 10, 2010.  This marks the company’s 333rd consecutive quarterly dividend.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2010-03